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                                                                      Exhibit 16



                          [LETTERHEAD OF GRANT THORNTON LLP]


                             May 2, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

              Re: Blyth Industries, Inc. (the "Company")

Ladies and Gentlemen:

    Further to Item 304 of Regulation S-K, we have been provided by the Company with a copy of its disclosures contained in the attached Form 8-K regarding our replacement as independent auditors of the Company. We have reviewed the attached Form 8-K and agree with the statements made therein regarding us.

                        Very truly yours,


                        /s/ GRANT THORNTON LLP
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                        GRANT THORNTON LLP